UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: September 23, 2010
Date of Earliest Event Reported: September 16, 2010

VERTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53619	94-3439569
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1331 Gemini Street
Suite 250
Houston, Texas 77058
(Address of principal executive offices)(Zip Code)

Registrant's telephone number, including area code: (866) 660-8156

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[__]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[__]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On or around September 16, 2010, Vertex Energy, Inc. (the “Company”, “we”, “us” and words of similar meaning) entered into a Loan Agreement with Bank of America Merrill Lynch (“Bank of America” and the “Loan Agreement”).  Prior to entering into the Loan Agreement, the Company satisfied in full all of its prior obligations owing to Regions Bank (“Regions”) under the revolving line of credit agreement entered into in June 2009, which had an outstanding balance of $1,300,000 as of June 30, 2010, and terminated such line of credit agreement, and Regions released all of its previously held security agreements and financing statements. Pursuant to the Loan Agreement, Bank of America agreed to loan us up to $3,500,000 in the form of a revolving line of credit, provided that the maximum amount we can borrow at any one time cannot be greater than 80% of the balance of our accounts receivable plus 50% of the value of our inventory (both subject to certain conditions described in greater detail in the Loan Agreement).  The amount available to us under the Loan Agreement can be borrowed at any time prior to September 16, 2011 (the “Maturity Date”), and as of the date of this filing we have borrowed $1,000,000 under the Loan Agreement.  Any amounts we borrow under the Line of Credit bear interest at the Bank of America LIBOR rate plus 3% (adjusted daily)(the “Standard Rate”), and we agreed to pay interest on any amounts borrowed under the Loan Agreement on a monthly basis until the Maturity Date.

To secure the amounts borrowed under the Loan Agreement, we agreed to grant Bank of America a first priority security interest in, among other things, all of our inventory, equipment, fixtures, accounts, contract rights and payment rights pursuant to a Security Agreement.  We also agreed to pay Bank of America a yearly fee of 0.5% of the difference between the full amount available under the Loan Agreement minus the amount then outstanding under the Loan Agreement on a yearly basis, with the first such fee due December 16, 2010, and to pay various other expenses of Bank of America in connection with amounts owed and the preparation of the Loan Agreement.  Any amounts not paid when due under the Loan Agreement bear interest at the Standard Rate plus 6%.

We also agreed to certain affirmative and negative covenants in connection with our entry into the Loan Agreement, including, among other things, the requirement to maintain a ratio of (a) net income, plus income taxes and interest expense; to (b) interest expense, of at least 1.5 to 1, on a quarterly basis; and the prohibition, without the prior consent of Bank of America, of the sale of any assets outside the normal course of business and/or the acquisition of any assets outside the normal course of business.

The repayment of the Loan Agreement was guarantied by Cedar Marine Terminals, LP, a related party, which is beneficially owned and controlled by Benjamin P. Cowart, our Chief Executive Officer and largest shareholder.

The descriptions of the Loan Agreement and Security Agreement above are qualified in all respects by the actual terms of such agreements as filed as exhibits hereto.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT NO.	DESCRIPTION

10.1*	Loan Agreement with Bank of America
10.2*	Security Agreement
99.1*	Press Release dated September 23, 2010

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTEX ENERGY, INC.

Date: September 23, 2010	By: /s/ Benjamin P. Cowart
Benjamin P. Cowart
Chief Executive Officer